SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2005

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 17, 2005, Registrant disclosed in a Form 8-K that it expects to record approximately $92 million ($57 million after tax) from the sale of its equity interest in Integic Corporation, which is expected to be offset by charges associated with restructuring initiatives. These initiatives include a second-quarter 2005 charge of approximately $55 million ($34 million after-tax) related to a voluntary severance program announced on March 1, 2005. This program is for U.S. employees who work primarily in technical service. The final charges, which will be applied toward salary continuance and severance costs, will not be known until all the employee requests for participation in the voluntary program are reviewed and accepted. Registrant expects the program to be completed by the end of June. The amounts accrued are expected to be paid in cash with the majority of the payments made within six to nine months of the accrual date.

Forward Looking Statements

From time to time we and our representatives, may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K, that are forward-looking. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Current Report on Form 8-K and other public statements we make. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Information concerning certain factors that could cause actual results to differ materially is included in our 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission. We do not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ J. Michael Farren
By: J. Michael Farren Vice President, General Counsel and Secretary

Date: March 8, 2005